PART II

COVER PAGE

PRELIMINARY OFFERING CIRCULAR

1212 DEVELOPMENT CORP. ("the Company or "the Issuer")

5348 Vegas Drive

Las Vegas, NV 89108

Best Efforts Offering of up to 5,000,000 shares at $10.00 per share

AN OFFERING STATEMENT PURSUANT TO REGULATION A (17 CFR 230.251, ET SEQ.) RELATING TO THE SECURITIES DESCRIBED HEREIN BELOW HAS BEEN FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT (THE "PRELIMINARY OFFERING CIRCULAR"). THE SECURITIES DESCRIBED HEREIN MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE THE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE APPLYING ISSUER/REGISTRANT MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR ("FINAL OFFERING CIRCULAR") BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS FOLLOWING THE COMPLETION OF ITS SALE TO YOU THAT CONTAINS THE UNIFORM RESOURCE LOCATOR ("URL") WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED OR MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR AND OFFERING CIRCULAR, SUBJECT TO COMPLETION DATED NOVEMBER 1, 2017

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Cover

PRELIMINARY OFFERING CIRCULAR

1212 DEVELOPMENT CORP. ("the Company or "the Issuer")

5348 Vegas Drive

Las Vegas, NV 89108

Best Efforts Offering of up to 5,000,000 shares at $10.00 per share

This prospectus relates to the offering and sale of up to five million (5,000,000) shares of Common Stock of the Company for an aggregate, maximum gross dollar offering of fifty million and 00/100 ($50,000,000) Dollars (the “Offering”). The Offering is being made pursuant to Tier 2 of Regulation A, promulgated under the Securities Act of 1933. Each share of common stock will be offered at its principal amount, ten and 00/100 ($10/00) Dollars. There is no minimum purchase amount.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” on page 8. This offering circular relates to the offer and sale or other disposition of up to five million (5,000,000) shares of common stock, at a fixed price of $10 per share. See “Securities Being Offered” on page 32.

This is our offering, and no public market currently exists for our stock. The offering price may not reflect the market price of our stock after the Offering, as our common stock is not listed for trading on any exchange or automated quotation system. Following the closing of the offering contemplated herein, the Issuer will seek to obtain a public listing for its equity securities. That procedure involves a registered broker dealer sponsoring our listing and filing a Form 15c2-11 with FINRA. There can be no assurance that any broker-dealer will agree to sponsor our listing, and in the event one does, there can be no assurance that FINRA will approve such listing.

The proposed sale will begin as soon as practicable after this offering circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of common stock will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our common stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this offering circular, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SHARES OF COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public (3)	commissions (1)	issuer (2)	other persons
Per share	1	$10	$0.00	$10	$0.00
Total Maximum	5,000,000	$50,000,000	$0.00	$50,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the stock.

(3)	The stock is being offered at a fixed rate of $10.00 per share.

We are following the “Offering Circular” format of disclosure under Regulation A.

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The date of this Preliminary Offering Circular is September 30, 2017

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TABLE OF CONTENTS

Summary Information	5
Risk Factors	9
Dilution	17
Plan of Distribution	18
Use of Proceeds	19
Description of Business	21
Description of Properties	27
Management’s Discussion and Analysis	28
Directors, Executives, and Significant Employees	30
Executive Compensation	33
Securities Ownership of Management and Control Persons	34
Interest of Named Experts	35
Securities Being Offered	36
Financial Statements	38
Exhibits	48
Signatures	49

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.	SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this offering circular, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to 1212 Development Corp. unless the context otherwise indicated.

You should carefully read all information in the offering circular, including the financial statements and their explanatory notes, under the heading “Financial Statements” prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Nevada on July 18, 2016. Our principal office is located at 5348 Vegas Drive, Las Vegas, NV 89108.
Capitalization:	Our articles of incorporation, as amended, provide for the issuance of up to 300,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 100,000,000 shares of our common stock issued and outstanding. Our articles of incorporation also provide for the issuance of 20,000,000 shares of preferred stock, none of which have been designated or issued as of the date of this offering circular.
Management:	Our President is Bruce Sumner. Our Treasurer and Secretary is William Cory Foulk. Our Board of Directors consists solely of Mr. Foulk. There are no other officers or directors of the Company. Both devote less than 20 hours per week to the affairs of the Company.
Controlling Shareholders:	Mr. Sumner and Mr. Foulk each hold 50,000,000 shares of common stock. This represents 100% of our outstanding shares of common stock. As such, they will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering.

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Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:	We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

1212 Development Corp. is a real estate development company with a focus on high-end hotels. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to organize and design our first project.

Historical Operations:	Since inception, the Company has limited to no operations consisting primarily of inception and development of a new hotel in Las Vegas as well as preparing for this offering. As of September 30, 2017 we have an accumulated deficit of ($19,506.28).
Current Operations:	The Company is currently focused upon completing its zoning and approvals for the hotel, as well as creating and engineering the specifications for the hotel and developing marketing and sales strategies and sourcing its capital raise requirements.
Growth Strategy:	The Company will seek to begin the engineering and construction of its high-end premium Las Vegas hotel upon completion of this offering, as well as the preparation of a registered offering statement to fund such construction. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.
The Offering
Class of Securities Offered:	Common Stock, par value $0.0001.
No. of Shares being Sold in the Offering:	Up to 5,000,000 shares for a maximum offering amount of $50,000,000.
Offering Price:	The Company intends to offer the shares of Common Stock at a fixed price of $10.00 per share. There is no minimum purchase amount.
No. of Shares Outstanding:	As of the date of this Prospectus, there are 100,000,000 shares of the Company’s common stock issued and outstanding.
No. of Shares after the Offering:	Assuming this offering is fully funded, there will be 105,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein.

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Termination of the Offering:	The offering will commence as of the effective date of this offering circular and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this offering circular or the decision by Company's management to deem the offering closed.
Offering Cost:	We estimate our total offering registration costs to be $107,000.00. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.
Market for our Common Stock:	Our common stock is not listed for trading on any exchange or automated quotation system. Following the closing of the offering contemplated herein, the Issuer will seek to obtain a public listing for its equity securities. That procedure involves a registered broker dealer sponsoring our listing and filing a Form 15c2-11 with FINRA. There can be no assurance that any broker-dealer will agree to sponsor our listing, and in the event one does, there can be no assurance that FINRA will approve such listing.
Best Efforts Offering:	We are offering shares on a “best efforts” basis through our President, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

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2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect the Company’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

No generation of revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on of our future performance.

As of September 30, 2017, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future.

The company is operating at a loss since inception, and these losses are likely to continue. The Company’s net loss for the fiscal year ending September 30, 2017 was ($19,506.28). Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on July 18, 2016, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

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•	our ability to bring our products to market;

•	our ability to contain research and development, manufacturing, marketing and other operating costs;

•	our ability to absorb costs that are beyond our control, such as taxes, insurance premiums, litigation costs and compliance costs;

•	our ability to respond to changes in emerging technology trends and advances; and

•	economic conditions in our markets, as well as the condition of the economy generally.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officer and director has made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our sole officer and director. It would be difficult to replace him at such an early stage of development of the Company. The loss by or unavailability to the Company of his services would have an adverse effect on our business, operations and prospects, in that our inability to replace him could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace our officer, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace our officer we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

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The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

Real Estate Investments’ Value And Fluctuation of Income Due To Various Factors.

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also adversely impact our revenues and cash flows.

The factors that affect the value of our real estate investments include, among other things:

·global, national, regional and local economic conditions;

·competition from other available space;

·local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

·how well we manage our properties;

·the development and/or redevelopment of our properties;

·changes in market rates;

·the timing and costs associated with property improvements and rentals;

·whether we are able to pass all or portions of any increases in operating costs through to tenants;

·changes in real estate taxes and other expenses;

·whether tenants and users such as customers and shoppers consider a property attractive;

·changes in space utilization by our tenants due to technology, economic conditions and business environment;

·inflation or deflation;

·fluctuations in interest rates;

·our ability to obtain adequate insurance;

·changes in zoning laws and taxation;

·government regulation;

·consequences of any armed conflict involving, or terrorist attacks against, the United States or individual acts of violence in public spaces including retail centers;

·potential liability under environmental or other laws or regulations;

·natural disasters;

·general competitive factors; and

·climate changes.

The room rates and proceeds we receive and the occupancy levels at our properties may decline as a result of adverse changes in any of these factors. If revenues, sales proceeds and/or occupancy levels decline, we generally would expect to have less cash available to pay indebtedness and for distribution to shareholders. In addition, some of our major expenses, including mortgage payments, real estate taxes and maintenance costs generally do not decline when the related rents decline.

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Hotels Are Competitive Businesses.

We compete with a large number of hotel owners and developers, some of which may be willing to accept lower returns on their investments. Principal factors of competition are rates charged, attractiveness of location, the quality of the property and the breadth and the quality of services provided. Our success depends upon, among other factors, trends of the global, national, regional and local economies, the financial condition and operating results of current and prospective clients and customers, availability and cost of capital, construction and renovation costs, taxes, governmental regulations, legislation, population and employment trends.

We May Incur Significant Costs To Comply With Environmental Laws And Environmental Contamination May Impair Our Ability To Lease And/Or Sell Real Estate.

Our operations and properties are subject to various federal, state and local laws and regulations concerning the protection of the environment, including air and water quality, hazardous or toxic substances and health and safety. Under some environmental laws, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property. The owner or operator may also be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by those parties because of the contamination. These laws often impose liability without regard to whether the owner or operator knew of the release of the substances or caused the release. The presence of contamination or the failure to remediate contamination may impair our ability to sell or lease real estate or to borrow using the real estate as collateral. Other laws and regulations govern indoor and outdoor air quality including those that can require the abatement or removal of asbestos-containing materials in the event of damage, demolition, renovation or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The maintenance and removal of lead paint and certain electrical equipment containing polychlorinated biphenyls (PCBs) are also regulated by federal and state laws. We are also subject to risks associated with human exposure to chemical or biological contaminants such as molds, pollens, viruses and bacteria which, above certain levels, can be alleged to be connected to allergic or other health effects and symptoms in susceptible individuals. Our predecessor companies may be subject to similar liabilities for activities of those companies in the past.  We could incur fines for environmental compliance and be held liable for the costs of remedial action with respect to the foregoing regulated substances or related claims arising out of environmental contamination or human exposure to contamination at or from our properties.

In addition, we may become subject to costs or taxes, or increases therein, associated with natural resource or energy usage (such as a “carbon tax”).  These costs or taxes could increase our operating costs and decrease the cash available to pay our obligations or distribute to equity holders.

Our Business And Operations Would Suffer In The Event Of System Failures.

Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for our internal information technology systems, our systems are vulnerable to damages from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures.  Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business.  We may also incur additional costs to remedy damages caused by such disruptions.

The Occurrence Of Cyber Incidents, Or A Deficiency In Our Cyber Security, Could Negatively Impact Our Business By Causing A Disruption To Our Operations, A Compromise Or Corruption Of Our Confidential Information, And/Or Damage To Our Business Relationships Or Reputation, All Of Which Could Negatively Impact Our Financial Results.

We face risks associated with security breaches, whether through cyber attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons who access our systems from inside or outside our organization, and other significant disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations (including managing our building systems) and, in some cases, may be critical to the operations of certain of our tenants. Although we make efforts to maintain the security and integrity of these types of IT networks and related systems, and we have implemented various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed to not be detected and, in fact, may not be detected. Accordingly, we may be unable to anticipate these techniques or to implement adequate security barriers or other preventative measures, and thus it is impossible for us to entirely mitigate this risk.

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A security breach or other significant disruption involving our IT networks and related systems could disrupt the proper functioning of our networks and systems and therefore our operations and/or those of certain of our tenants; result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information of ours or others, which others could use to compete against us or which could expose us to damage claims by third-parties for disruptive, destructive or otherwise harmful purposes and outcomes; result in our inability to maintain the building systems relied upon by our tenants for the efficient use of their leased space; require significant management attention and resources to remedy any damages that result; subject us to claims for breach of contract, damages, credits, penalties or termination of leases or other agreements; or damage our reputation among our tenants and investors generally. Any or all of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to zoning and environmental controls that may restrict the use of our property.

Governmental zoning and land use regulations may exist or be promulgated that could have the effect of restricting or curtailing certain uses of our real estate. Such regulations could adversely affect the value of any of our properties affected by such regulations. In recent years real estate values have also sometimes been adversely affected by the presence of hazardous substances or toxic waste on, under or in the environs of the property. A substance (or the amount of a substance) may be considered safe at the time the property is purchased but later classified by law as hazardous. Owners of properties have been liable for substantial expenses to remedy chemical contamination of soil and groundwater at their properties even if the contamination predated their ownership. Although we intend to exercise reasonable efforts to assure that no properties are acquired that give rise to such liabilities, chemical contamination cannot always be detected through readily available means, and the possibility of such liability cannot be excluded.

Under various foreign, federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate property contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any non-compliance, liability or other claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole.

Although we will attempt to determine the environmental condition of each property as part of our due diligence, we cannot be certain that this investigation will reveal all conditions that may impose an obligation on us to mitigate the environmental condition. If we were subject to environmental liability, which could be imposed based on our ownership of its property; such liability could adversely affect the value of your investment.

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Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Compliance Or Failure To Comply With The Americans With Disabilities Act Or Other Safety Regulations And Requirements Could Result In Substantial Costs.

The Americans with Disabilities Act (“ADA”) generally requires that public buildings, including our properties, meet certain federal requirements related to access and use by disabled persons.  Noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants and/or legal fees to their counsel.  From time to time persons have asserted claims against us with respect to some of our properties under the ADA, but to date such claims have not resulted in any material expense or liability.  If, under the ADA, we are required to make substantial alterations and capital expenditures in one or more of our properties, including the removal of access barriers, it could adversely affect our financial condition and results of operations, as well as the amount of cash available for distribution to shareholders.

Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements.  If we fail to comply with these requirements, we could incur fines or private damage awards.  We do not know whether existing requirements will change or whether compliance with future requirements will require significant unanticipated expenditures that will affect our cash flow and results of operations.

Our Investments Will Be Concentrated In Las Vegas. Circumstances Affecting This Area Generally Could Adversely Affect Our Business.

Factors Affecting The National And Local Economy Will Affect Us.

Real estate markets are subject to economic downturns and we cannot predict how economic conditions will impact Las Vegas or the nation in either the short or long term. Declines in the economy or declines in real estate markets could hurt our financial performance and the value of our properties.  In addition to the factors affecting the national economic condition generally, the factors affecting economic conditions in Las Vegas include:

·financial performance and productivity of the media, advertising, financial, technology, retail, insurance and real estate industries;

·industry slowdowns;

·changing demographics;

·infrastructure quality; and

·any oversupply of, or reduced demand for, hotels.

It is impossible for us to assess the future effects of trends in the economic and investment climates of the geographic areas in which we concentrate, and more generally of the United States, or the real estate markets in these areas.  Local, national or global economic downturns, would negatively affect our businesses and profitability.

Natural Disasters And The Effects Of Climate Change Could Have A Concentrated Impact On The Areas Where We Operate And Could Adversely Impact Our Results.

Our investments will, at least initially, be concentrated in Las Vegas. Natural disasters, including earthquakes and drought could impact our properties in these and other areas in which we operate.  Potentially adverse consequences of “global warming” could similarly have an impact on our properties.  As a result, we could become subject to significant losses and/or repair costs that may or may not be fully covered by insurance and to the risk of business interruption.  The incurrence of these losses, costs or business interruptions may adversely affect our operating and financial results.

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Risks Related to Our Securities

Competition

Acts Of Terrorism And War And Natural Disasters May Negatively Impact Our Future Profits.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war, or hostilities in Iraq and other countries throughout the world will continue to directly or indirectly impact our business and operating results. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. Given current conditions in the global insurance markets, we are substantially uninsured for losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect our properties, we would likely be adversely impacted.

In addition, natural disasters such as major fires, floods, hurricanes and earthquakes could also adversely impact our business and operating results.

In most cases, we have insurance that covers portions of any losses from a natural disaster, but it is subject to deductibles and maximum payouts in many cases. Although we may be covered by insurance from a natural disaster, the timing of our receipt of insurance proceeds, if any, is out of our control.

Additionally, a natural disaster affecting one or more of our properties may affect the level and cost of insurance coverage we may be able to obtain in the future, which may adversely affect our financial position.

Work Stoppages And Other Labor Problems Could Negatively Impact Our Future Profits.

Some of our employees are represented by labor unions. A lengthy strike or other work stoppage at one of our casino properties or construction projects could have an adverse effect on our business and results of operations. From time to time, we have also experienced attempts to unionize certain of our non–union employees. While these efforts have achieved only limited success to date, we cannot provide any assurance that we will not experience additional and more successful union activity in the future. There has been a trend towards unionization for employees in Las Vegas. For example, certain dealers at certain of our Atlantic City properties have voted to be represented by the United Auto Workers; however, to date, there are no collective bargaining agreements in place. The impact of this union activity is undetermined and could negatively impact our profits

There is no current established trading market for our Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock. An active trading market in our securities may not develop or, if developed, may not be sustained.  Following the closing of the offering contemplated herein, the Issuer will seek to obtain a public listing for its equities securities. That procedure involves a registered broker dealer sponsoring our listing and filing a Form 15c2-11 with FINRA. There can be no assurances that any broker-dealer will agree to sponsor our listing, and in the event one does, there can be no assurance that FINRA will approve such listing.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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The offering price of the shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock.  The offering price for our common stock being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock and 20,000,000 shares of prefered stock.  As of the date of this prospectus the Company had 100,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 200,000,000 shares of common stock and 20,000,000 shares of prefered stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance.

For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

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3.    DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial offering price per share is substantially in excess of the book value per share attributable to the existing shareholders for the presently outstanding shares. As of September 30, 2017, our net tangible book value was ($9,506.28) or ($0.00) per share. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 100,000,000, the number of shares outstanding February 23, 2017 (date of last forward share split).

The following table sets forth as of September 30, 2017, the number of shares purchased from us and the total consideration paid by our existing shareholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this Offering is $10.00 per share.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$10.00	$10.00	$10.00	$10.00
Post Offering Net Tangible Book Value	$12,385,494	$24,885,494	$37,384,494	$49,883,494
Post Offering Net Tangible Book Value Per Share	$0.12	$0.24	$0.36	$0.48
Pre-Offering Net Tangible Book Value Per Share	($0.00)	($0.00)	($0.00)	($0.00)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.12	$0.24	$0.36	$0.48
Dilution Per Share for New Shareholders	$9.88	$9.76	$9.64	$9.52
Percentage Dilution Per Share for New Shareholders	98.78%	97.57%	96.40%	95.25%

Capital Contribution by Purchasers of Shares	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Capital Contribution by Existing Shares	$10,000	$10,000	$10,000	$10,000
% Contribution by Purchasers of Shares	99.92%	99.96%	99.97%	99.98%
% Contribution by Existing Shareholder	0.08%	0.04%	0.03%	0.02%
# of Shares After Offering Held by Public Investors	1,250,000	2,500,000	3,750,000	5,000,000
# of Shares After Offering Held by Existing Investors	100,000,000	100,000,000	100,000,000	100,000,000
Total Shares Issued and Outstanding	101,250,000	102,500,000	103,750,000	105,000,000
% of Shares - Purchasers After Offering	1.23%	2.44%	3.61%	4.76%
% of Shares - Existing Shareholder After Offering	98.77%	97.56%	96.39%	95.24%

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Assuming the Issuer sells the entire offer of 5,000,000 shares, after giving effect to the sale of shares in this offering, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017, would have been $49,883,494 or $0.48 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $0.48 per share to our existing shareholders and an immediate dilution in the as adjusted net tangible book value of approximately $9.52 per share to new investors purchasing Common Stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for one (1) share of common stock.

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4.    PLAN OF DISTRIBUTION

We are offering a maximum of 5,000,000 shares of Common Stock on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This Offering Circular permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Bruce Sumner, the Company’s President. Mr. Sumner will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares. No sales commission will be paid for shares sold by Mr. Sumner. Mr. Sumner is not subject to a statutory disqualification and is not associated with any broker or dealer.

Additionally, Mr. Sumner primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Sumner has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 5,000,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission. The Company retains the right to terminate the offering at any time for any reason.

No securities are being sold for the account of security holders. All net proceeds of this offering will go to the Company.

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5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $10.00, the net proceeds from the sale of the 5,000,000 shares in this Offering will be approximately $49,893,000, after deducting the estimated offering expenses of approximately $107,000.

We will utilize the net proceeds from this offering to acquire the land on which we intend to build, contract and begin engineering and design, and raise the funds needed for construction through a subsequent registered offering statement, and for general corporate purposes, including financing, operating expenses and our other expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Total Before Expenses	$12,500,000	$25,000,000	$37,500,000	$50,000,000

Offering Expenses
Legal & Accounting	$93,500	$93,500	$93,500	$93,500
Publishing/EDGAR	$10,000	$10,000	$10,000	$10,000
Transfer Agent	$1,500	$1,500	$2,500	$3,500
Total Offering Expenses	$105,000	$105,000	$106,000	$107,000

Amount of Offering Proceeds Available for Investment	$12,395,000	$24,895,000	$37,394,000	$49,893,000

Expenditures
Land Acquisition	$4,000,000	$4,000,000	$4,000,000	$4,000,000
Contract Architecture, Engineering and other Firms	$3,000,000	$10,250,000	$12,000,000	$19,500,000
Administrative and Corporate Expenses	$400,000	$440,000	$500,000	$600,000
Legal	$250,000	$300,000	$350,000	$1,350,000
Research and Development	$0	$0	$250,000	$350,000
Subsequent Fund Raising Activities	$0	$2,000,000	$2,500,000	$0
Working Capital Reserves to Apply to Construction	$4,745,000	$7,905,000	$17,794,000	$24,093,000
Total Expenditures	$12,395,000	$24,895,000	$37,394,000	$49,893,000

Net Remaining Proceeds	$0	$0	$0	$0

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The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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6.    DESCRIPTION OF BUSINESS

Our Company

1212 Development Corp. is a real estate development company with a focus on high-end hotels. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to organize and design our first project.

Our Vision:

Las Vegas famously plays host to numerous high-end hotels and casinos, and so on its face it may seem counter-intuitive to some, but the city is ever-expanding, and with an updated multi-billion dollar convention center set to host 150,000 person-strong conventions year-round, .the areas current accommodations level will be challenged. The Las Vegas Convention and Visitors Authority commissioned a study showing a possible convention attendance growth of 480,000 visitors if the existing facility was improved, and that expansion, expected at $5 billion, is underway right now.

Our proposed 101-story, five and seven star hotels will be in a prime location directly adjacent to the new convention center and will provide commanding views of the strip. The proposed resort will have 65 floors of 5-Star accommodation, shops, bars, restaurants, spas and casino spaces. Express elevators will by-pass these floors and race 7-Star guests to a sky lobby eight hundred feet above the ground, where they will check-in and continue to their luxury rooms, spa, regenerative medicine clinic, Casino Royale and other amenities. The pièce de résistance is a rooftop observation deck, pool and club, 1212 feet above the surrounding city lights.

Competition and Competitive Environment:

We will be competing in highly competitive environments. We will compete against both gaming companies and hospitality companies, both in the markets we operate in as well as other competing markets. Our gaming operation will also compete to a lesser extent with state-sponsored lotteries, off-track wagering, card parlors, online gambling and other forms of legalized gaming in both the United States and internationally.

Our Las Vegas Casino and Resort will compete for customers with a large number of other hotel casinos in Las Vegas, including major hotel casinos on or near the Las Vegas Strip, major hotel casinos in the downtown area and major hotel casinos elsewhere in the area.

Government Regulation:

The hotel and land development industries are subject to increasing environmental, building, and zoning regulations by various authorities. Such regulations affect construction by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design. Some regulations affect development activities by directly affecting the viability and timing of projects.

We must obtain the approval of numerous governmental authorities that regulate such matters as land use and level of density, the installation of utility services, such as water and waste disposal, and the dedication of acreage for open space, parks, schools and other community purposes. If these authorities determine that existing utility services will not adequately support proposed development, building moratoria may be imposed. As a result, we use substantial resources to evaluate the impact of government restrictions imposed upon new development. Furthermore, as local circumstances or applicable laws change, we may be required to obtain additional approvals or modifications of approvals previously obtained or we may be forced to stop work. These increasing regulations may result in a significant increase in resources between our initial acquisition of land and the commencement and the completion of developments. In addition, the extent to which we participate in land development activities subjects us to greater exposure to regulatory risks.

The ownership, operation, and management of gaming facilities are subject to pervasive regulation. Gaming laws are generally based upon declarations of public policy designed to protect gaming consumers and the viability and integrity of the gaming industry. Gaming laws also may be designed to protect and maximize state and local revenues derived through taxes

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and licensing fees imposed on gaming industry participants as well as to enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish procedures to ensure that participants in the gaming industry meet certain standards of character and fitness. In addition, gaming laws require gaming industry participants to:

•	ensure that unsuitable individuals and organizations have no role in gaming operations;

•	establish procedures designed to prevent cheating and fraudulent practices;

•	establish and maintain responsible accounting practices and procedures;

•	maintain effective controls over their financial practices, including establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•	maintain systems for reliable record keeping;

•	file periodic reports with gaming regulators;
•	ensure that contracts and financial transactions are commercially reasonable, reflect fair market value and are arms-length transactions; and
•	establish programs to promote responsible gaming.

In addition to gaming regulations, our business is subject to various federal, state and local laws and regulations of the United States and Nevada. These laws and regulations include, but are not limited to, restrictions concerning employment and immigration status, currency transactions, zoning and building codes, protection of human health and safety and the environment, marketing and advertising, privacy and telemarketing. Since we deal with significant amounts of cash in our operations we are subject to various reporting and anti-money laundering regulations. Any violations of anti-money laundering laws or any of the other laws or regulations to which we are subject could result in regulatory actions, fines, or other penalties. Any material changes, new laws or regulations or material differences in interpretations by courts or governmental authorities or material regulatory actions, fines, penalties or other actions could adversely affect our business and operating results.

Our services are generally subject to federal anti-money laundering laws, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and similar state laws. On an ongoing basis, these laws require us, among other things, to: (i) report large cash transactions and suspicious activity; (ii) screen transactions against the U.S. government's watch-lists, such as the watch-list maintained by the Office of Foreign Assets Control; (iii) prevent the processing of transactions to or from certain countries, individuals, nationals and entities; (iv) identify the dollar amounts loaded or transferred at any one time or over specified periods of time, which requires the aggregation of information over multiple transactions; (v) gather and, in certain circumstances, report customer information; (vi) comply with consumer disclosure requirements; and (vii) register or obtain licenses with state and federal agencies in the United States and seek registration of any retail distributors when necessary.

Anti-money laundering regulations are constantly evolving. We continuously monitor our compliance with anti-money laundering regulations and implement policies and procedures to make our business practices flexible, so we can comply with the most current legal requirements. We cannot predict how these future regulations might affect us. Complying with future regulation could be expensive or require us to change the way we operate our business.

Employees:

Currently, the company does not have any full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

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We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 5348 Vegas Drive Suite 205 Las Vegas, NV 89108. We lease this space annually. Our current lease expires July 16, 2018.

We do not currently lease or own any other real property.

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8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Nevada on July 18, 2016. Our principal executive offices are located at 5348 Vegas Drive Suite 205 Las Vegas, NV 89108. The Company is a real estate development company with a focus on high-end hotels and resorts.

 Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of December 31, 2016, we have not generated any revenues and incurred expenses of $11,132. Our operating expenses consist of the costs incurred in organizing the company and this offering as well as professional fees. As a result, our net loss for the period from inception through December 31, 2016 was $11,132. Our accumulated deficit as of December 31, 2016 was $11,132. As of September 30, 2017 the total deficit was $19,506.28.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of September 30, 2017, the Company has incurred total expenses since inception of $19,506.28, related to legal fees associated with this Offering, and general and administrative costs. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $50,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next six months.

Upon the qualification of the Form 1-A, the Company plans to pursue its development strategy. As a part of this strategy, we intend to continue raising capital following this offering, either through subsequent public offerings or private offerings. We expect the total investment required to complete the construction and opening of this property to be close to one and one half billion dollars ($1,500,000,000). There can be no assurance of the Company's ability to raise such funds or that additional capital will be available to the Company. If so, the Company's objective of developing its high end resort will be adversely affected and the Company may not be able to pursue such a strategy if it is unable to finance it. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

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Off-Balance Sheet Arrangements

As of September 30, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Our primary goal for our first year of operation will be to begin construction on our Las Vegas hotel. Our plan follows below. We are highly dependent upon the success of this offering in implementing the following plan.

Land Acquisition

Estimated cost: $4,000,000

Estimated time frame: 1-2 mos.

One of the first steps the Company will need to undertake will be to close on the site we have located in Las Vegas.

Contract Architecture, Engineering, and Other Firms

Estimated cost: $3,000,000-$19,500,000

Estimated time frame: 1-6 mos.

Following the purchase of the site, we will begin to contract engineering and design firms.

Conduct Subsequent Fundraising Activities

Estimated Cost: $2,000,000-4,500,000

Estimated time frame: 2-12 mos.

In order to complete the construction and opening of our planned hotel we will need to conduct additional fund raising. We intend to do this primarily through subsequent equity offerings, which could be public or private, although we may seek additional sources or funding if necessary.

Begin Construction

Estimated Cost: $1,200,000,000 - $1,500,000,000

 Estimated time frame: 18-24 mos.

In order to begin and complete construction, we will need to be successful in subsequent fundraising activities separate from this offering. See Risk Factors beginning on page 7.

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9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First	Apx. Hours Per Week
			Appointment
Bruce Sumner	President	55	July 18, 2016	10
William Cory Foulk	Treasurer, Secretary, and Director	58	July 18, 2016	20

Bruce Sumner, President

Bruce Sumner serves as the Company’s President. Since 2010, Mr. Sumner has worked as the General Manager at Summit Logistics, a transportation and logistics company. Mr. Sumner holds a Bachelor’s degree in Hotel/Motel, Food and Beverage Management from the New England Culinary Institute. Mr. Sumner will continue to serve in his capacity as President at least until the next annual Board of Directors meeting.

William Cory Foulk

William Cory Foulk serves as the Company’s Treasurer, Secretary, and Director. Mr. Foulk has been the Principle of CarbonZero, Inc. AIA, since 2006. CarbonZero is an international architecture and engineering firm with an environmental focus. Mr. Foulk holds a Ph.D. in Environmental Sciences from Loyola University, as well as a J.D. from Loyola University College of Law. Mr. Foulk will continue to serve in his capacity as Treasurer, Secretary, and Director at least until the next annual Board of Directors meeting and shareholders meeting, respectively.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our bylaws provide that the Board of Directors shall consist of no more than one (1) director. The director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether

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any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Neither the issuer, any predecessor of the issuer, any affiliated issuer, director, executive officer, other officer participating in the offering; general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of filing, any offer after qualification, or such sale; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; any general partner or managing member of any such solicitor, or any director, executive officer or other officer participating in the offering of any such solicitor or general partner or managing member of such solicitor has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities;

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

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10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Bruce Sumner	President	-0-	-0-	-0-
William Cory Foulk	Treasurer, Secretary, and Director	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

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11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Bruce Sumner	50,000,000	-0-	50%
William Cory Foulk	50,000,000	-0-	50%
All directors and officers as a group (2 persons)	100,000,000	-0-	100%

(1)	The address of those listed is 5348 Vegas Drive Las Vegas, NV 89108
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 100,000,000 shares outstanding prior to this Offering.

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12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During fiscal year 2016, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Nevada Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Nevada's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

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13.   SECURITIES BEING OFFERED

Shares of common stock

This offering relates to the sale of up to 5,000,000 shares of Common Stock of the Company.

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. As of February 23, 2017 we had 100,000,000 shares of common stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 100,000,000 shares of common stock issued and outstanding held by 2 shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Preferred Stock

As of the date of this registration statement, there were no shares of preferred stock issued or outstanding.

None of our preferred stock have been designated any rights. The ability to classify and designate our preferred stock lies with our Board of Directors.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

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We have outstanding an aggregate of 100,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 100,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding, which will equal 1,050,000 shares of common stock immediately after this offering; and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

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14.   1212 DEVELOPMENT CORP.

FINANCIAL STATEMENTS

CONTENTS:

Report of Independent Registered Public Accounting Firm	36

Balance Sheet as of December 31, 2016 Balance Sheet as of september 30, 2017	37

Statement of Operations for the period from July 18, 2016 to December 31, 2016 Statement of Operations for the period from January 1, 2017 to September 30, 2017	38

Statements of Stockholder's Deficit for the period from July 18, 2016 to December 31, 2016 Statements of Stockholders Deficite for the period from January 1, 2017 to September 30, 2017	39

Statements of Cash Flows for the period from July 18, 2016 to December 31, 2016 Statements of Cash Flows for the period from January 1, 2017 to September 30, 2017	40

Notes to the Financial Statements	41

35

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of 1212 Development Corp.:

We have audited the accompanying balance sheets of 1212 Development Corp (“the Company”) as of December 31, 2016 and the related statements of operations, stockholder's equity, and cash flows for the period July 18, 2016 (inception) through December 31, 2016. We have also audited the accompanying balance sheets of 1212 Development Corp (“the Company”) as of September 30, 2017 and the related statements of operations, stockholder's equity, and cash flows for the period January 1, 2017 through September 30, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1212 Development Corp. as of December 31, 2016, and the result of its operations and its cash flow from the period July 18, 2016 (inception) through December 31, 2016 and the financial position of 1212 Development Corp. as of September 30, 2017 and the result of its operations and its cash flow from the period January 1, 2017 through September 30, 2017 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has limited operating history and has incurred losses since inception of $19,506.28 and has a working capital deficit of $9,506.28. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJSH & Co LLP

New Delhi, India

November 14, 2017

36

1212 Development Corporation
Balance Sheet
As of December 31, 2016

ASSETS

Current assets:
Cash and cash equivalents	$3,868

Total Assets	$3,868

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Trade and other payables	$5,000

Total current liabilities	$5,000

Stockholders' equity (deficit):
Preferred stock none authorized,
and none issued and outstanding)
Common stock (par $10.00, 1,000 shares
authorized, and 1,000 issued and
outstanding)	$10,000

Retained Earnings	($11,132)

Total stockholders' deficit	($1,132)

Total Liabilities and Stockholders' Deficit	$3,868

37

1212 Development Corporation
Balance Sheet
As of September 30, 2017

ASSETS

Current assets:
Cash and cash equivalents	$199.72

Total Assets	$199.72

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Note payable - related party	$9,706

Total current liabilities	$9,706

Stockholders' equity (deficit):
Preferred stock (par $0.0001, 20,000,000 shares
authorized, and none issued and outstanding)
Common stock (par $0.0001, 300,000,000 shares
authorized, and 100,000,000 issued and
outstanding)	$10,000

Retained Earnings	($19,506.28)

Total stockholders' deficit	($9,506.28)

Total Liabilities and Stockholders' Deficit	$199.72

The accompanying notes are an integral part of these financial statements.

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1212 DEVELOPMENT CORP.

STATEMENT OF OPERATIONS

From July 18, 2016 to December 31, 2016

$

Revenue	—

Operating expenses:
General and Administrative	1,132
Professional Fees	10,000

Total operating expenses	11,132

Net Profit (loss)	(11,132)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	(11.13)

Weighted-average number of common shares outstanding	10,000

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1212 DEVELOPMENT CORP.

STATEMENT OF OPERATIONS

From January 1, 2017 to September 30, 2017

$

Revenue	—

Operating expenses:
General and Administrative	1,624.28
Professional Fees	6,750

Total operating expenses	8,374.28

Net Profit (loss)	(8,374.28)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	(0.000084)

Weighted-average number of common shares outstanding	100,000,000

The accompanying notes are an integral part of these financial statements.

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1212 DEVELOPMENT CORP.

STATEMENT OF STOCKHOLDER’S DEFICIT

	Common Stock		Net Income (Loss)	Retained Earnings	Total Stockholder’s Deficit
	Shares	Amount
		$	$	$	$
Beginning Balance, July 18, 2016(Inception)	-	-	-	-	-
Issuance of Common Stock $10.00 Par Value	1,000	10,000	-	-	10,000
Net Income (Loss)	-	-	(11,132)	-	(11,132)

Ending Balance, December 31, 2016	1,000	10,000	(11,132)	-	(1,132)

41

	Common Stock		Net Income (Loss)	Retained Earnings	Total Stockholder’s Deficit
	Shares	Amount
		$	$	$	$
Beginning Balance, January 1, 2017	1,000	10,000	-	-	10,000
Split of Common Stock $0.0001 Par Value	99,999,000	-	-	-	-
Net Income (Loss)	-	-	(8,374.28)	(11,132)	(19,506.28)

Ending Balance, September 30, 2017	100,000,000	10,000	(8,374.28)	(11,132)	(9,506.28)

The accompanying notes are an integral part of these financial statements.

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1212 DEVELOPMENT CORP.

STATEMENT OF CASH FLOWS

	$ From July 18, 2016 (Inception) to December 31, 2016	$ From Jan. 1, 2017 to September 30, 2017

Cash Flows from Operating Activities

Net Profit (loss)	(11,132)	(8,374.28)
Changes in accounts payable	5,000	(5000)
Net cash used in operating activities	(6,132)	(13,374.28)

Cash Flows from Financing Activities
Proceeds from sale of common stock	10,000	0
Note Payable - Related Party	0	9,706
Net cash provided by financing activities	10,000	9,706

Net Increase In Cash	3,868	(3,668.28)

Cash or cash equivalent – Beginning	—	3,868
Cash or cash equivalent – Ending	3,868	199.72

The accompanying notes are an integral part of these financial statements.

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1212 DEVELOPMENT CORP.

Notes to the Financial Statements

Note 1 – Organization and Description of Business

1212 Development Corp. (the Company) was incorporated under the laws of the State of Nevada on July 18, 2016. The Company is a real estate development company with a focus on high-end hotels and resorts.

The Company has elected December 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2017 was $199.72.

	December 31, 2016	September 30, 2017
Cash	$0	$0
Cash Equivalents
Bank of Hawaii	$3,868	$199.72
Total	$3,868	$199.72

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at September 30, 2017.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of September 30, 2017 and, thus, anti-dilution issues are not applicable.

44

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans September 30, 2017.

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The Company’s stock based compensation for the period from July 18, 2016 (Inception) through September 30, 2017 was $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at September 30, 2017.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically reoccurring operating loss, no revenues to fund operations, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss carryforward of $19,506.28 which begins expiring in 2035. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets and liabilities as of September 30, 2017 after applying enacted corporate income tax rates of 34%, is a net operating loss carryforward of $6,632.14 with a full valuation allowance of $(6,632.14) which is a total deferred tax asset of $0 as of September 30, 2017.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forward may be limited as to use in future years.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are

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recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of September 30, 2017.

Note 6 – Shareholder Equity

Common Stock

The authorized common stock of the Company consists of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, all with a par value of $0.0001. There were 100,000,000 shares of Common Stock and 0 shares of Preferred Stock issued as of February 23, 2016.

On February 23, 2017, the Company’s Board of Directors unanimously approved a 100,000 times forward stock split, as well as an increase in the authorized stock of the Company to 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. Prior to such actions, the authorized common stock of the Company consists of 1,000 shares with a par value of $10.00. There were 100,000,000 shares of common stock issued and outstanding as of September 30, 2017

On July 18, 2016, Bruce Sumner was issued 500 shares of restricted common stock with a par value of $10.00 for $5,000. Mr. Sumner serves as Chief Executive Officer and Director of the Company. Following the February 23, 2017 actions by the Board of Directors, Mr. Sumner now holds 50,000,000 shares of common stock.

On July 18, 2016, William Cory Foulk was issued 500 shares of restricted common stock with a par value of $10.00 for $5,000. Mr. Foulk serves as Vice President and Director of the Company. Following the February 23, 2017 actions by the Board of Directors, Mr.Foulk now holds 50,000,000 shares of common stock.

The Company does not have any potentially dilutive instruments as of September 30, 2017 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Note 7 – Subsequent Events

The Company has analyzed its operations subsequent to September 30, 2017 and has determined that it does not have any other material subsequent events to disclose in these financial statements.

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PART III

15. INDEX TO EXHIBITS

Exhibit 2a	Articles of Incorporation
Exhibit 2b	Bylaws
Exhibit 11	Auditor’s Consent
Exhibit 12	Attorney Opinion

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1212 DEVELOPMENT CORP.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, County of Clark, State of Nevada on September 30, 2017.

1212 Development Corp.

By:	/s/Bruce Sumner
Name:	Bruce Sumner
Title:	President
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/Bruce Sumner		September 30, 2017
Bruce Sumner	President (Principal Executive Officer)
/s/William Cory Foulk		September 30, 2017
William Cory Foulk	Director, Secretary, and Treasurer (Principal Financial and Accounting Officer)

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